UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Golf Galaxy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Golf Galaxy, Inc. Letterhead]

YOUR VOTE IS IMPORTANT

TIME IS SHORT – PLEASE ACT TODAY!

January 31, 2007

Dear Fellow Shareholder:

According to our latest records, we have not received your voting instructions for the important special meeting of shareholders of Golf Galaxy, Inc. to be held on Tuesday, February 13, 2007.  Our board of directors unanimously recommends that Golf Galaxy shareholders vote “FOR” the adoption and approval of the merger agreement and the transactions contemplated thereby, including the merger.  The board also recommends that you vote “FOR” the approval of the special meeting adjournment proposal. Your vote is important to us.  Whether or not you plan to attend the special meeting in person, please use one of the following simple methods to promptly provide your voting instructions:

1.              VOTE BY PHONE: Use any touch-tone telephone and call toll free 1-800-560-1965 to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on February 12, 2007. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

2.              VOTE BY INTERNET:  Go to the website http://www.eproxy.com/ggxy/ to use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on February 12, 2007. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

3.              VOTE BY MAIL: Mark, sign, and date your proxy card and return it in the postage-paid envelope provided with the proxy materials or return it to Golf Galaxy, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

For the reasons set forth in the proxy statement, dated January 12, 2007, the Golf Galaxy Board of Directors unanimously recommends that you vote “FOR” the adoption and approval of the merger agreement and the transactions contemplated thereby, including the merger. The board also recommends that you vote “FOR” the approval of the special meeting adjournment proposal. We respectfully request that you vote your shares at your earliest convenience.

If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (800) 829-6551.

On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Randall K. Zanatta
Chairman, Chief Executive Officer and President